Exhibit 99.1

Stran & Company Revenue Increases 62.5% to a Record
$12.3 Million for the First Quarter of 2022

Conference Call to Be Held Today at 10:00 am ET

Quincy, MA / May 13, 2022 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: STRN) (NASDAQ: STRNW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today provided a business update and reported financial results for the three months ended March 31, 2022.

Andy Shape, President and CEO of Stran, commented, “We continue to successfully execute on our business strategy, as demonstrated by a 62.5% increase in revenue to $12.3 million for the first quarter of 2022, compared to the same period last year. Furthermore, we completed the highly synergistic and accretive acquisition of G.A.P. Promotions in January 2022. G.A.P. expands our reach within the beverage and consumer packaged goods industries. Even excluding the G.A.P. acquisition, our organic revenue increased 50.8% over the same period last year. As confirmation of the traction we’re gaining in the market, we also secured a multi-year contract with a large, nationally recognized healthcare company, which reflects our ability to address the complex marketing needs of our customers. The healthcare industry represents a significant market opportunity for promotional products. This contract alone is expected to generate over $6 million in annual recurring revenue for Stran with the ability to expand our engagement as we continue to perform. To support our continued growth, we appointed Sheila Johnshoy as Chief Operating Officer in March 2022. Sheila brings over 20 years of industry experience with an impressive track record developing and executing growth strategies, as well as building effective sales and marketing teams. We are honored to have Sheila join our team during this exciting time, as we work aggressively to expand our market share.

“Overall, we believe that we have built a highly scalable business model, as illustrated by the decrease in operating expenses as a percentage of revenue, despite acquisition and integration expenses related to the G.A.P. acquisition, continued implementation of Oracle’s NetSuite as our new Enterprise Resource Planning (ERP) system, as well as the addition of public company costs and other fixed expenses to support our planned growth. As a result, we expect to continue and improve upon our track record of profitability in 2022 and beyond. We ended the quarter with $30 million in cash reserves and no long-term debt. Moreover, we are well capitalized to internally fund and execute both our organic growth and acquisition strategies.”

Financial Results

Revenue for the three months ended March 31, 2022 was $12.3 million compared to $7.5 million for the same period in 2021. The increase was primarily due to higher spending from existing clients as well as business from new customers. Additionally, we benefited from the acquisition of the G.A.P. Promotions assets in January 2022.

Gross profit increased 40.4% to $3.2 million, or 26.3% of sales, for the three months ended March 31, 2022, compared to $2.3 million, or 30.4% of revenue, for the same period last year. The increase in gross profit was due to increased sales, partially offset by an increase in purchasing costs.

Net loss for the three months ended March 31, 2022 was approximately $0.5 million, compared to net loss of approximately $0.3 million for the same period last year. This decrease was primarily due to integration expenses related to the acquisition of the GAP Promo assets, ongoing expenses related to being a public company, and higher cost of purchases. These factors were partially offset by the increase in sales from our January 2022 G.A.P. asset purchase and the increase from recurring organic sales.

Conference Call

Stran will host a conference call today at 10:00 A.M. Eastern Time to discuss the Company’s financial results for the first quarter ended March 31, 2022, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll free 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and using entry code: 832782. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2855/45543 or on the Investors section of the Company’s website at ir.stran.com.

A webcast replay will also be available on the Company’s Investors section of the website (ir.stran.com) through May 12, 2023. A telephone replay of the call will be available approximately one hour following the call, through May 26, 2022, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID: 45543.

About Stran

Over the past 27 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen partner of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

STRN@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash	$40,004,860	$32,226,668
Accounts Receivable, Net	9,844,720	8,982,768
Deferred Income Taxes	287,400	113,000
Inventory	6,147,458	5,230,792
Prepaid Corporate Taxes	87,459	87,459
Prepaid Expenses	497,303	623,402
Deposits	837,655	299,411
	57,706,855	47,563,500

PROPERTY AND EQUIPMENT, NET:	650,185	615,837

OTHER ASSETS:
Intangible Assets - Customer Lists, Net	4,113,542	1,929,294
Right of Use Asset - Office Leases	1,019,412	1,094,778
	5,132,954	3,024,072
	$63,489,994	$51,203,409

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Current Portion of Contingent Earn-Out Liabilities	$1,572,970	$665,855
Current Obligation under Right of Use Asset - Office Leases	314,793	310,095
Accounts Payable and Accrued Expenses	4,002,765	4,983,496
Accrued Payroll and Related	711,020	836,915
Unearned Revenue	1,786,381	721,608
Rewards Program Liability	10,043,878	43,878
Sales Tax Payable	110,748	106,824
Note Payable - Wildman	162,358	162,358
	18,704,913	7,831,029

LONG-TERM LIABILITIES:
Long-Term Contingent Earn-Out Liability	1,488,603	976,078
Long-Term Obligation under Right of Use Asset - Office Leases	704,619	784,683
	2,193,222	1,760,761

STOCKHOLDER’S EQUITY:
Common Stock, $.0001 Par Value; 300,000,000 Shares Authorized, 20,127,788 and 19,753,813 Shares Issued and Outstanding as of March 31, 2022 and December 31, 2021, respectively	2,014	1,976
Additional Paid-In Capital	41,273,665	39,747,649
Retained Earnings	1,316,180	1,861,994
	42,591,859	41,611,619
	$63,489,994	$51,203,409

STATEMENTS OF EARNINGS

FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021

SALES	$12,259,583	$7,544,191

COST OF SALES:
Purchases	7,956,616	4,535,233
Freight	1,084,802	717,250
	9,041,418	5,252,483

GROSS PROFIT	3,218,165	2,291,708

OPERATING EXPENSES:
General and Administrative Expenses	4,024,218	2,645,457
	4,024,218	2,645,457

EARNINGS (LOSS) FROM OPERATIONS	(806,053)	(353,749)

OTHER INCOME AND (EXPENSE):
Other Expense	(3,680)	-
Other Income	90,595	-
Interest Expense	(3,731)	(12,862)
	83,184	(12,862)

INCOME BEFORE INCOME TAXES	(722,869)	(366,611)

PROVISION FOR INCOME TAXES:	(177,055)	(76,526)

NET EARNINGS	(545,814)	(290,085)

NET EARNINGS PER COMMON SHARE
Basic	$(0.03)	$(0.03)
Diluted	$(0.02)	$(0.03)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	20,061,143	10,000,000
Diluted	31,777,338	10,000,000

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